Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated March 3, 2017, relating to the consolidated financial statements of Community First, Inc. as of December 31, 2016 and 2015, and for the three-year period ended December 31, 2016, in Appendix F to this Registration Statement on Form S-4 of Commerce Union Bancshares, Inc.

We also consent to the reference to our firm under the caption “Experts” in such prospectus.

HORNE LLP

Memphis, Tennessee
October 17, 2017